BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION
                     --------------------------------------

                                   DOCKET NO.





                                      IN RE
                              JOINT APPLICATION OF

                         ATLANTIC CITY ELECTRIC COMPANY
                                       AND
                         DELMARVA POWER & LIGHT COMPANY
                                       AND
                                 CONECTIV, INC.

                         FOR THE TRANSFER OF CONTROL OF

                         ATLANTIC CITY ELECTRIC COMPANY
                                       AND
                         DELMARVA POWER & LIGHT COMPANY

                                       TO
                                 CONECTIV, INC.






                                                Robert C. Gerlach
                                                Ballard Spahr Andrews
                                                  & Ingersoll
                                                1735 Market Street, 51st Floor
                                                Philadelphia, PA  19103
                                                (215) 864-8526

Dated:  March 24, 1997

                                   BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION


In Re:  Joint Application of                :
Atlantic City Electric Company              :
and Delmarva Power & Light                  :
Company and Conectiv, Inc.                  :
For the Transfer of Control of              :
Atlantic City Electric Company              :        Docket No.
and Delmarva Power & Light                  :
Company to Conectiv, Inc.                   :

TO PENNSYLVANIA PUBLIC UTILITY COMMISSION:

                  The names and address of Applicants are:

                           Atlantic City Electric Company
                           6801 Black Horse Pike
                           Egg Harbor Township, NJ  08234-4130

                           Delmarva Power & Light Company
                           800 King Street
                           P.O. Box 231
                           Wilmington, DE  19899

                           Conectiv, Inc.
                           800 King Street
                           P.O. Box 231
                           Wilmington, DE  19899

                  The name and address of Applicants' attorney is:

                           Robert C. Gerlach
                           Ballard Spahr Andrews & Ingersoll
                           1735 Market Street, 51st Floor
                           Philadelphia, PA  19103


                                   THE PARTIES

     Atlantic City Electric Company, a New Jersey corporation ("ACE"), is a public utility primarily engaged in the generation, transmission, distribution and sale of electric energy in the southern one-third of New Jersey. ACE is a wholly owned subsidiary of Atlantic Energy, Inc., a New Jersey corporation ("AE"). ACE owns undivided interests in certain generating and transmission facilities in the Commonwealth of Pennsylvania.

     Delmarva  Power  & Light  Company,  a  Delaware  and  Virginia  corporation
("Delmarva"), is an investor owned public utility that provides predominantly electric service in Delaware, ten primarily Eastern Shore counties in Maryland, and the Eastern Shore area of Virginia and gas service in northern Delaware. Delmarva owns undivided interests in certain generating and transmission facilities in the Commonwealth of Pennsylvania.

     Conectiv, Inc. ("Conectiv") was incorporated under the laws of the State of Delaware on August 8, 1996. AE and Delmarva each owns 50% of the capital stock of Conectiv. Upon consummation of the Mergers described below, Delmarva will become a direct wholly owned subsidiary of Conectiv and AE will cease to exist and AE's direct subsidiaries, including ACE, will become direct subsidiaries of Conectiv.

     DS Sub, Inc., a Delaware corporation ("DS Sub"), is a wholly owned subsidiary of Conectiv formed solely to effectuate a merger with and into Delmarva.

                              THE PROPOSED MERGERS

     AE, Delmarva, Conectiv and DS Sub entered into an Agreement and Plan of Merger dated as of August 9, 1996, as amended and restated as of December 26, 1996 (the "Merger Agreement"), pursuant to which, among other things: (i) DS Sub will be merged with and into Delmarva (the "Delmarva Merger"), with Delmarva as the surviving corporation; (ii) AE will be merged with and into Conectiv (the "AE Merger" and together with the Delmarva Merger, the "Mergers"), with Conectiv as the surviving corporation; and (iii) Delmarva and ACE will become wholly owned subsidiaries of Conectiv. As a result of the Mergers, (i) each issued and outstanding share of Delmarva common stock, par value $2.25 per share, will be converted into one share of Conectiv common stock, par value $.01 per share (the "Conectiv Common Stock"); and (ii) each issued and outstanding share of AE common stock, no par value per share, will be converted into 0.75 shares of the Conectiv Common Stock and 0.125 shares of the Class A common stock, par value $.01 per share (the "Conectiv Class A Common Stock). Upon the consummation of the Mergers, the current common shareholders of AE will own 39.4% of the Conectiv Common Stock and 100% of the Conectiv Class A Common Stock and the current common shareholders of Delmarva will own 60.6% of the Conectiv Common Stock (based on the capitalization of each company as of September 30, 1996). Shares of Conectiv Common Stock will represent approximately 94% of the voting power of the common stock, and shares of Conectiv Class A Common Stock will represent approximately 6% of that voting power. The Mergers will not affect the debt securities or preferred stock of either Delmarva or ACE. Although both ACE and Delmarva will continue to exist as wholly owned operating subsidiaries of Conectiv and their respective businesses, properties and assets will not be physically transferred to Conectiv, the Mergers will result in a transfer of control of each of ACE and Delmarva, through a stock transfer, to Conectiv. Such transfer of control in each utility constitutes the transfer of utility property within the meaning of Section 1102(a)(3) of Title 66, Pennsylvania Consolidated Statutes (the "Code"), thereby requiring the approval of the Pennsylvania Public Utility Commission (the "Commission").

     The Merger Agreement required the approval of the holders of shares of common stock in Delmarva and AE. The shareholders of Delmarva and AE approved the Merger Agreement on January 30, 1997. The Mergers will be consummated after certain regulatory approvals described below are received and other conditions are satisfied or waived. AE and Delmarva anticipate that the effective date of the Mergers will occur on or about December 31, 1997.

     The  proposed   Mergers  are  more  fully  described  in  the  Joint  Proxy
Statement/Prospectus dated December 26, 1996 of AE and Delmarva attached hereto as Appendix A.

                             BUSINESS OF THE PARTIES

     ACE is a public utility primarily engaged in the generation, transmission, distribution and sale of electric energy to approximately 473,000 residential, commercial and industrial customers in the State of New Jersey. ACE's service territory is principally the southern one-third of New Jersey and covers all or portions of eight counties in New Jersey. ACE is a public utility holding company that is exempt under Section 3(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), pursuant to Rule 2 thereunder. ACE is a wholly owned subsidiary of AE, which is a public utility holding company under the 1935 Act and which has claimed an exemption from substantially all of the provisions of the 1935 Act pursuant to Section 3(a) of the 1935 Act. ACE also is qualified to do business in the Commonwealth of Pennsylvania where it owns (i) a 2.47% undivided interest in the Keystone Generating Station and related facilities located in Armstrong and Indiana Counties, Pennsylvania (the "Keystone Generating Station"), (ii) a 3.83% undivided interest in the Conemaugh Generating Station and related facilities located in Indiana County, Pennsylvania (the "Conemaugh Generating Station"), (iii) an 8% undivided interest in the Conemaugh-Conastone EHV Transmission Line located in Adams, Bedford, Blair, Cambria, Cumberland, Franklin, Huntingdon, Indiana, Westmoreland and York Counties, Pennsylvania (the "Conemaugh-Conastone EHV Transmission Line"), and (iv) a 7.51% undivided interest in the Peach Bottom Atomic Power Station and related facilities located in Drumore and Fulton Townships, Lancaster County, Pennsylvania (the "Peach Bottom Station"). ACE is a member of the Pennsylvania-New Jersey-Maryland Interconnection ("PJM").

     Delmarva  is  predominantly  a  public  utility  that  is  engaged  in  the
generation,   transmission,   distribution   and  sale  of  electric  energy  to
approximately 437,500 residential, commercial and industrial customers in Delaware, Maryland and Virginia. Delmarva's service territory covers all or portions of the State of Delaware, ten primarily Eastern Shore counties in Maryland, and two counties which comprise the Eastern Shore of Virginia. Delmarva also provides gas service to approximately 98,000 customers in northern New Castle County, Delaware. Delmarva also is qualified to do business in the Commonwealth of Pennsylvania where it owns (i) a 3.70% undivided interest in the Keystone Generating Station, (ii) a 3.72% undivided interest in the Conemaugh Generating Station, (iii) a 9% undivided interest in the Conemaugh-Conastone EHV Transmission Line, and (iv) a 7.51% undivided interest in the Peach Bottom Station. Delmarva also is a member of the PJM.

                         JURISDICTION OF THE COMMISSION

     As stated above, ACE owns an undivided interest in each of the Keystone Generating Station, the Conemaugh Generating Station, the Conemaugh-Conastone EHV Transmission Line and the Peach Bottom Station in Pennsylvania, and is a member of the PJM. ACE has no retail utility customers in Pennsylvania, receives no gross operating revenue for service rendered pursuant to tariffs filed with the Commission for intrastate service within the Commonwealth of Pennsylvania, and operates in the Commonwealth no facilities for electric generation, electric or gas transmission or electric or gas distribution. The sole business of ACE subject to the jurisdiction of the Commission in Pennsylvania is the ownership of the undivided interests described above. As a result of the AE Merger, ACE will become a wholly owned subsidiary of Conectiv, a new holding company, rather than AE. Therefore, the AE Merger will result in a transfer of control of ACE, through a stock transfer, constituting the transfer of utility property within the intendment of Section 1102(a)(3) of the Code. Since ACE will continue to exist as an operating company, none of its undivided interests described above will be physically transferred to Conectiv.

     Applications of ACE filed with the Commission at its Application Dockets Nos. 91674, 93233, 94225 and 96379 for approval of the commencement by ACE of the exercise of rights within Pennsylvania as a foreign public utility, as and to the limited extent set forth therein, were granted by Orders and Certificates of Public Convenience issued by the Commission on November 25, 1964, July 25, 1966, April 24, 1968 and June 21, 1971, respectively.

     As  stated  above,  Delmarva  owns  an  undivided  interest  in each of the
Keystone Generating Station, the Conemaugh Generating Station, the Conemaugh-Conastone EHV Transmission Line and the Peach Bottom Station in
Pennsylvania and is a member of the PJM. Delmarva has no retail utility customers in Pennsylvania, receives no gross operating revenue pursuant to tariffs filed with the Commission for intrastate service within the Commonwealth of Pennsylvania, and operates in the Commonwealth no facilities for electric generation, transmission or distribution. The sole business of Delmarva subject to the jurisdiction of the Commission in Pennsylvania is the ownership of the undivided interests described above. As a result of the Delmarva Merger, Delmarva will become a wholly owned subsidiary of Conectiv, a new holding company. Therefore, the Delmarva Merger will result in a transfer of control of Delmarva, through a stock transfer, constituting the transfer of utility property within the intendment of Section 1102(a)(3) of the Code. Since Delmarva will continue to exist as an operating company, none of its undivided interests described above will be physically transferred to Conectiv.

     Applications of Delmarva filed with the Commission at its Application Dockets Nos. 91675, 93235, 94227 and 96380 for approval of Delmarva's commencement of the exercise of rights within Pennsylvania as a foreign public utility, as and to the limited extent set forth therein, were granted by Orders and Certificates of Public Convenience issued by the Commission on November 25, 1964, July 25, 1966, April 24, 1968 and June 21, 1971, respectively.

                  JURISDICTION OF OTHER ADMINISTRATIVE AGENCIES

     ACE is currently subject to the jurisdiction of the New Jersey Board of Public Utilities (the "NJBPU"). The transfer of the ownership or control from AE to Conectiv is also subject to the jurisdiction of the NJBPU. Accordingly, ACE and Conectiv are seeking the approval of the NJBPU in connection with the transfer of control contemplated by the Mergers.

     Delmarva is incorporated in Delaware and Virginia, and its electric retail rates are established by the Delaware Public Service Commission (the "DPSC"), the Maryland Public Service Commission (the "MPSC") and the Virginia State Corporation Commission (the "VSCC"). Under Delaware law, Delmarva must obtain the approval of the DPSC in order to directly or indirectly merge or consolidate with any other person or company. The DPSC also must approve any acquisition of any direct or indirect control of any public utility doing business in Delaware. Accordingly, Delmarva and Conectiv are seeking the approval of the DPSC for the proposed Delmarva Merger and the acquisition of control by Conectiv. Under Virginia law, any direct or indirect acquisition of control of a public utility or any direct or indirect disposition of any utility assets by any public utility must be approved by the VSCC. Except to the extent preempted by the Securities Exchange Commission (the "SEC"), the VSCC must also approve any affiliated transactions, such as certain contracts or arrangements for certain services, purchases, sales, leases or exchanges, loans and guarantees between a public utility and its affiliates. Accordingly, Delmarva and its affiliates are seeking the approvals of the VSCC for the transactions contemplated by the Mergers.

     The MPSC has general authority to supervise and regulate public utilities with operations in the State of Maryland. The MPSC has advised Delmarva that it has jurisdiction to determine whether the Mergers will have a material effect on Delmarva's Maryland franchises or rights thereunder and any other matters that may properly come before the MPSC at the hearing. Delmarva will seek to show that the Mergers will not have such an effect.

     Conectiv is required to obtain the SEC's approval under Section 9(a)(2) of the 1935 Act in connection with the Mergers. An application for approval of the Mergers will be filed by Conectiv shortly. Upon consummation of the Mergers, Conectiv must register as a holding company under the 1935 Act because it will not qualify for any exemptions available under the 1935 Act. Consequently, Conectiv will be subject to various restrictions imposed under the 1935 Act with respect to the operations of registered holding company systems.

     Approval of the Mergers by the Federal Energy Regulatory Commission ("FERC") is required pursuant to Section 203 of the Federal Power Act. ACE and Delmarva have filed a joint application with FERC requesting that FERC approve the Mergers under Section 203 of the Federal Power Act.

     Delmarva and ACE each own a 7.41% interest in the Salem Nuclear Generating Station, which consists of two nuclear units, and a 7.51% interest in the Peach Bottom Station, which consists of two nuclear units. In addition, ACE owns a 5% interest in the Hope Creek Nuclear Generating Station, which consists of one nuclear unit. Delmarva and ACE hold Nuclear Regulatory Commission (the "NRC") licenses with respect to their ownership interests in these nuclear units. Delmarva and ACE will seek approval from the NRC to the extent that the Mergers may constitute transfers of control of ownership interests in the operating licenses for the units which would require approval by the NRC as an amendment to the facility operating licenses.

     A notification of the Mergers to the Federal Trade Commission ("FTC") and the U.S. Department of Justice will be filed pursuant to the Hart-Scott-Rodino Act, relating to any antitrust implications of the proposed Mergers. No objection by the FTC or the U.S. Department of Justice is expected.

     Receipt of all required regulatory approvals is a condition precedent to the effectiveness of the Mergers.

                    TRANSACTION FOR WHICH APPROVAL IS SOUGHT;
                        PURPOSE AND EFFECT OF THE MERGERS

     AE and Delmarva believe that the Mergers will provide opportunities to achieve benefits for their respective shareholders, customers, employees and communities that would not be available if they were to remain separate companies. The benefits to be achieved through the Mergers include: increased scale; cost savings; competitive prices and services; and a more balanced customer base. In addition, the combined entities under Conectiv's new holding company system will have increased financial flexibility and greater access to the regional market.

     As a result of the Mergers, AE will cease to exist with its current subsidiaries, including ACE, becoming direct wholly owned subsidiaries of Conectiv. After the Mergers, Delmarva will become a direct wholly owned subsidiary of Conectiv and Delmarva's subsidiaries will become indirect subsidiaries of Conectiv. The businesses and assets, tangible and intangible, and liabilities of each of ACE and Delmarva will remain with ACE and Delmarva, respectively. Thus, the Mergers will only result in the transfers of control of ACE and Delmarva. Such transfers of control of ACE and Delmarva, under Section 1102(a)(3) of the Code, are deemed to constitute the transfers of utility property.

     The consolidated balance sheets of ACE and its subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in common shareholder's equity and cash flows for each of the three-years in the period ended December 31, 1995, together with the report thereon of Deloitte & Touche LLP, independent auditors, are included in the AE's and ACE's Annual Report to the SEC on Form 10-K for the year ended December 31, 1995 included as Appendix B.

     The consolidated balance sheets and statements of capitalization of Delmarva as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in common stockholders' equity and cash flows for each of the three-years in the period ended December 31, 1995, together with the report thereon of Coopers & Lybrand L.L.P., independent accountants, are included in Delmarva's Annual Report to the SEC on Form 10-K for the year ended December 31, 1995 included as Appendix C.

     Unaudited pro forma combined financial statements of Conectiv combining the historical financial information of AE and Delmarva giving effect to the Mergers is included in the Joint Proxy Statement/Prospectus dated December 26, 1996 of AE and Delmarva attached as Appendix A.

                                RELIEF REQUESTED

     Based on the foregoing, ACE and Delmarva respectfully request (1) approval under Section 1102(a)(3) of the Code for the transfer of control of ACE to Conectiv in connection with the AE Merger and for the transfer of control of Delmarva to Conectiv in connection with the Delmarva Merger, and (2) entry of an Order granting all relief appropriate under Chapter 21, Title 66, of the Code.

     WHEREFORE, the undersigned applicant prays your Honorable Commission to approve the aforesaid application and grant the relief requested.

                                     ATLANTIC CITY ELECTRIC COMPANY


                                     By: __________________________


Dated:  March   , 1997



                                    AFFIDAVIT

     ____________________ being duly sworn according to law, deposes and says that he is ________________________ of Atlantic City Electric Company; that he is authorized to and does make this affidavit for it; and that the facts set forth above are true and correct (or are true and correct to the best of his knowledge, information and belief) and he expects the said Atlantic City Electric Company to be able to provide the same at any hearing hereof.

                                             ------------------------------

Sworn to and subscribed
before me this _____ day of
______________, 1997


-----------------------------------

My Commission Expires:


     WHEREFORE, the undersigned applicant prays your Honorable Commission to approve the aforesaid application and grant the relief requested.

                                            DELMARVA POWER & LIGHT COMPANY



                                            By: __________________________


Dated:  March    , 1997


                                    AFFIDAVIT

     ____________________ being duly sworn according to law, deposes and says that he is ________________________ of Delmarva Power & Light Company; that he is authorized to and does make this affidavit for it; and that the facts set forth above are true and correct (or are true and correct to the best of his knowledge, information and belief) and he expects the said Delmarva Power & Light Company to be able to provide the same at any hearing hereof.


                                             ------------------------------

Sworn to and subscribed
before me this _____ day
of ______________, 1997


-----------------------------------

My Commission Expires:



     WHEREFORE, the undersigned applicant prays your Honorable Commission to approve the aforesaid application and grant the relief requested.

                                             CONECTIV, INC.

                                             By: __________________________


Dated:  March   , 1997

                                    AFFIDAVIT

     ____________________ being duly sworn according to law, deposes and says that he is ________________________ of Conectiv, Inc.; that he is authorized to and does make this affidavit for it; and that the facts set forth above are true and correct (or are true and correct to the best of his knowledge, information and belief) and he expects the said Conectiv, Inc. to be able to provide the same at any hearing hereof.

                                              ------------------------------

Sworn to and subscribed
before me this _____ day
of ______________, 1997


-----------------------------------

My Commission Expires: